UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 31, 2009
(Date of earliest event reported)
KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)
(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On August 31, 2009, Kimberly-Clark Corporation (the “Corporation”) adopted a revised Code of Conduct (“Code”) applicable to its directors and employees, including its Chief Executive Officer, Chief Financial Officer and Controller. The Code was revised, among other things, to (1) enhance the overall readability and understanding of the Code, (2) add learning aids such as questions and answers, examples and conduct tips, (3) update its visual appeal and tone and (4) enhance the Code’s language to clarify and emphasize key compliance areas. The adoption of the revised Code did not result in any waiver, explicit or implicit, of any provision of the Corporation’s previous Code.
The foregoing summary of the revised Code does not purport to be complete and is qualified in its entirety by reference to the full text of the revised Code, which is attached as Exhibit No. (14)a to this Current Report on Form 8-K and incorporated herein by reference. The revised Code has been posted on the Investors section of the Corporation’s website at www.kimberly-clark.com.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No. (14)a      Kimberly-Clark Corporation Code of Conduct.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION
Date: September 2, 2009	By:	/s/ Timothy C. Everett
Timothy C. Everett
Vice President and Secretary

EXHIBIT INDEX
Exhibit No. (14)a      Kimberly-Clark Corporation Code of Conduct.